EXHIBIT 13(b)(iv)

GENERATIONS
STANDARDIZED YIELDS
FOR THE THIRTY DAY PERIOD ENDED 12/31/95

  DOMESTIC INCOME YIELD

     $6,646.70 DIVIDENDS PAID                              6.61% yield
       $553.89 (1/12TH) DECEMBER DIVIDENDS
        $96.15 EXPENSES
     10,000.00 BEGINNING UNITS
     10,000.00 ENDING UNITS
     $8.426274 UNIT VALUE AT END OF PERIOD

               2*(((553.89-96.15)/(((10,000+10,000)/2)*8.426274)+1)^6-1)


  GOVERNMENT YIELD

       $478.82 DIVIDENDS PAID                             5.28% yield
                FOR DECEMBER
        $99.10 EXPENSES
     10,000.00 BEGINNING UNITS
     10,000.00 ENDING UNITS
     $8.723718 UNIT VALUE AT END OF PERIOD

             2*(((478.82-99.10)/(((10,000+10,000)/2)*8.723718)+1)^6-1)